APPENDIX A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO VARIABLE TRUST

Variable Trust Funds
VT Discovery Fund VT Index Asset Allocation Fund VT International Equity Fund VT Omega Growth Fund VT Opportunity Fund VT Small Cap Growth Fund VT Small Cap Value Fund1 VT Total Return Bond Fund[1]

Appendix A amended:  November 18, 2015

SCHEDULE A

WELLS CAPITAL MANAGEMENT

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO VARIABLE TRUST

This fee agreement is made as of the 1st day of May, 2003, and is amended as of the 18th day of November 2015, between Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Capital Management Incorporated (the “Sub-Adviser”) and

WHEREAS, the parties and Wells Fargo Variable Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”).

WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates for each Fund listed in Appendix A:

Name of Fund	Sub-Advisory Rate
VT Discovery Fund	First 100M Next 100M Over 200M	0.45 0.40 0.35
VT Index Asset Allocation Fund	First 100M Next 100M Over 200M	0.15 0.125 0.10
VT International Equity Fund	First 200M Over 200M	0.45 0.40
VT Omega Growth Fund	First 100M Next 100M Next 300M Over 500M	0.45 0.40 0.35 0.30
VT Opportunity Fund	First 100M Next 100M Next 300M Over 500M	0.45 0.40 0.35 0.30
VT Small Cap Growth Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
VT Small Cap Value Fund2	First 100M Next 100M Over 200M	0.55 0.50 0.40
VT Total Return Bond Fund[2]	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10

1On November 18, 2015 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Small Cap Value Fund and VT Total Return Bond Fund effective on or about April 30, 2016.

2On November 18, 2015 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Small Cap Value Fund and VT Total Return Bond Fund effective on or about April 30, 2016.
The foregoing fee schedule is agreed to as of November 18, 2015 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By:

            Paul Haast

            Senior Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By:

            Karen Norton

            Chief Operating Officer